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EXHIBIT 23.1

CONSENT OF INDEPENDENT AUDITORS

        We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2004 Equity Plan and 2004 Employee Stock Purchase Plan of Kinetic Concepts, Inc. of our report dated January 29, 2004, with respect to the consolidated financial statements and schedule of Kinetic Concepts, Inc., included in the Annual Report (Form 10-K) for the year ended December 31, 2003.

/s/ Ernst & Young LLP

San Antonio, Texas
March 23, 2004

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  EXHIBIT 23.1
CONSENT OF INDEPENDENT AUDITORS